UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 9, 2026

Lucid Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39408	85-0891392
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Gateway Boulevard Newark, CA		94560
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 648-3553
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	LCID	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2026, Lucid Group, Inc. (the “Company”) announced that Silvio Napoli will be the Company’s next Chief Executive Officer (“CEO”). Mr. Napoli will commence employment with the Company as the Executive Director based in Switzerland pursuant to a Swiss employment agreement (the “Napoli Swiss Employment Agreement”) and be appointed to the Company’s board of directors (the “Board”) and Executive Committee, in each case on April 15, 2026 (the “Start Date”). He is expected to be appointed as the Company’s CEO in the coming weeks pursuant to a U.S. offer letter (the “Napoli U.S. Offer Letter”, and together with the Napoli Swiss Employment Agreement, the “Napoli Offer Letters”), once he receives the right to work in the U.S., following which time his principal placement of employment will be in Newark, California. Marc Winterhoff will continue to be the Company’s Interim CEO until Mr. Napoli is appointed as CEO, at which time Mr. Winterhoff will resume his previous role of Chief Operating Officer of the Company.

Mr. Napoli, age 60, served as the Chairman of the Board of Directors and Chief Executive Officer from January 2022 to March 2025 of Schindler Group, one of the world’s leading industrial technology companies, where he was the group’s Executive Chairman from April 2017 to December 2021 and Chief Executive Officer from January 2014 to March 2016. Mr. Napoli joined the Schindler Group in 1994 and has served in a number of leadership roles, including Director of Corporate Development, President and Chief Executive Officer of Schindler India and President of Asia-Pacific. Prior to Schindler Group, he spent four years with The Dow Chemical Company in Germany. Mr. Napoli has served as a member on the Board of Directors of Eaton Corporation plc since 2019, where he serves as the Chair of the Innovation & Technology Committee. From 2019 to 2022, Mr. Napoli was the Chairman and President of the Board of Directors of the Swiss-American Chamber of Commerce, Zurich (Switzerland), advocating for Swiss, American and Multinational business interests. Mr. Napoli holds an MBA from Harvard Business School, which he earned as a Fulbright Scholar, and a Master of Engineering degree in materials science from the Swiss Federal Institute of Technology, Lausanne, Switzerland.

Pursuant to the Napoli Offer Letters, Mr. Napoli will be eligible to receive the following compensation, among other things: (i) an annual base salary of $1,500,000; (ii) beginning for the 2026 performance period, a target annual incentive bonus opportunity of 200% of base salary, a threshold payout level of 100% of base salary and a maximum payout level of 300% of base salary, provided that, for the 2026 performance period, such bonus shall be paid out based on the greater of (x) target performance or (y) actual performance for the full 2026 performance period, pro-rated based on the Start Date; (iii) initial equity grants described below; (iv) eligibility to participate in the Lucid Group, Inc. Executive Severance Benefit Plan, as modified under the Napoli Offer Letters; (v) reimbursement of up to $25,000 per month for six months for temporary housing expenses; and (vi) provision of, or reimbursement for, two Company vehicles, security protection and tax and financial planning. Mr. Napoli will also receive a lump sum payment of $1,000,000 to cover any expenses in connection with moving to the U.S. Mr. Napoli will not earn compensation for his service as a member of the Board while he is employed by the Company.

Mr. Napoli will receive a 2026 annual long-term incentive grant with a target grant value of $9,500,000, allocated as (i) $3,800,000 in the form of restricted stock units (“RSUs”) that vest over four years, with 25% vesting on a one-year cliff and the remainder vesting quarterly in 12 installments thereafter, (ii) $5,700,000 in the form of performance-based RSUs (“PSUs”) (assuming target performance), on the same terms and conditions that apply to the annual PSU grants in 2026 to other executive officers of the Company, subject in each case to Mr. Napoli’s continued employment with the Company through the vesting date.

Mr. Napoli will also receive a one-time grant of performance-based stock options (the “New Hire PSOs”), with a maximum of 1,000,000 shares of the Company’s Class A common stock (“Shares”) subject to such option, if maximum performance is achieved between the Start Date and the fifth anniversary of the Start Date (the “Performance Period”) and time-based vesting conditions are satisfied. The New Hire PSOs will be segmented into five tranches of 200,000 each, with the performance-based vesting condition for each tranche satisfied based on achievement of a Market Capitalization Performance Hurdle of $5.0 billion, $7.5 billion, $10.0 billion, $12.5 billion and 17.5 billion, for tranche 1, 2, 3, 4, and 5, respectively.

The “Market Capitalization Performance Hurdle” involves achievement of the volume-weighted average of the Company’s market capitalization for 45 consecutive trading days, as defined in, and as calculated in accordance with, the Napoli Swiss Employment Agreement.

A given tranche vests upon the later of (x) the tranche’s time-based vesting date (which is the second anniversary of the Start Date for tranche 1, third anniversary of the Start Date for tranches 2 and 3 and fourth anniversary of the Start Date for tranches 4 and 5) and (y) certification of achievement of the Market Capitalization Performance Hurdle, in each case, subject to Mr. Napoli’s continued employment with a Group Company (as defined in the Napoli Offer Letters).

The foregoing summary is qualified in its entirety by reference to the full text of the Napoli U.S. Offer Letter and the Napoli Swiss Employment Agreement, which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2026.

There is no arrangement or understanding with any person pursuant to which Mr. Napoli was appointed as an executive officer or a member of the Board, and there are no family relationships between Mr. Napoli and any director or executive officer of the Company. Additionally, there are no transactions between Mr. Napoli and the Company and/or its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

The Board also approved revised compensation terms for Mr. Winterhoff regarding his anticipated transition back to the role of the Company’s Chief Operating Officer (the “Revised Winterhoff Compensation Terms”). Pursuant to the Revised Winterhoff Compensation Terms, Mr. Winterhoff will be eligible to receive the following, effective as of the Start Date: (i) an annual base salary of $1,000,000; (ii) beginning for the 2026 performance period, a target annual incentive bonus opportunity of 150% of base salary, a threshold payout level of 75% of base salary and a maximum payout level of 225% of base salary; (iii) a 2026 annual long-term incentive award with a target grant value of $5,400,000, which will be granted in the same mix of equity award vehicles that apply to the Company’s other executive officers’ annual long-term incentive grants in 2026; (iv) $2,000,000 of cash recognition and retention bonuses, $1,000,000 of which vests upon the Start Date; and $1,000,000 of which vests on the first anniversary of the Start Date, subject to Mr. Winterhoff’s continued employment with the Company.

Mr. Winterhoff will also receive a performance-based cash bonus which has a maximum payout opportunity of $3,000,000 (the “Performance-Based Cash Bonus”), segmented into three equal tranches of $1,000,000. Each tranche of the Performance-Based Cash Bonus may only be earned if both the time-based and performance-based vesting conditions applicable to such tranche are met. Such vesting conditions for tranche 1, tranche 2, and tranche 3 of the Performance-Based Cash Bonus are the same in all material respects as those that apply to tranche 1, tranche 2 and tranche 3 of the New Hire PSOs for Mr. Napoli, respectively.

On April 14, 2026, the Company issued a press release (the “Press Release”) announcing the Company’s Chief Executive Officer transition as described herein. A copy of this Press Release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “shall,” “expect,” “anticipate,” “believe,” “seek,” “target,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the employment of Mr. Napoli and Mr. Winterhoff and the anticipated timeline and compensation. These forward-looking statements are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from these forward-looking statements. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including those factors discussed under the cautionary language and the Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2025, Current Reports on Form 8-K, and other documents the Company has filed or will file with the Securities and Exchange Commission. If any of these risks materialize or the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company currently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this report. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this report. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Lucid Press Release, dated April 14, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2026

Lucid Group, Inc.

	By:	/s/ Taoufiq Boussaid
Taoufiq Boussaid
Chief Financial Officer